UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2019

ENERGY FUELS INC.
(Exact Name of Registrant as Specified in Charter)

Ontario	001-36204	98-1067994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(Address of Principal Executive Offices, and Zip Code)
(303) 974-2140
Registrant’s Telephone Number, Including Area Code
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2019, the Board of Directors (the “Board”) of Energy Fuels Inc. (the “Corporation”) approved the appointment of Mr. Alexander G. Morrison to serve as a director of the Corporation, such appointment to be effective August 1, 2019.
There are no arrangements or understandings between Mr. Morrison, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Morrison was selected as a director of the Corporation.
Mr. Morrison has been named to the Corporation’s Audit Committee.
Mr. Morrison is not party to any transaction with the Corporation that would require disclosure under Item 404(a) of Regulation S-K.
No material plan, contract or arrangement (written or otherwise) to which Mr. Morrison is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Morrison did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees and equity awards payable to the Corporation’s directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: August 7, 2019	By: /s/ David C. Frydenlund David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary